Exhibit 5.1
ZGB DRAFT 11/21/05
[ZGB LETTERHEAD]
, 2005
Grubb & Ellis Realty Advisors, Inc.
2215 Sanders Road, Suite 400
Northbrook, Illinois 60062
Ladies and Gentlemen:
     Reference is made to the Registration Statement on Form S-11, File No. 333-129190 (“Registration Statement”), filed by Grubb & Ellis Realty Advisors, Inc. (the “Company”), a Delaware corporation, under the Securities Act of 1933, as amended (the “Act”), covering (i) 25,000,000 Units, with each Unit consisting of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and a warrant to purchase two shares of the Common Stock (the “Warrants”), (ii) up to 3,750,000 Units (the “Over-Allotment Units”) that the Underwriters will have a right to purchase from the Company to cover over-allotments, if any, (iii) up to 1,250,000 Units (the “Purchase Option Units”) that Deutsche Bank Securities Inc. will have the right to purchase (the “Purchase Options”) for their own account or that of their designees, (iv) all shares of Common Stock and Warrants issued as part of the Units, the Over-Allotment Units and the Purchase Option Units, and (v) all shares of Common Stock issuable upon exercise of the Warrants included in the Units, the Over-Allotment Units and the Purchase Option Units (the securities in (i)—(v) above, collectively the “Registered Securities”).
     We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.
     Based upon the foregoing, we are of the opinion that:
     1. The Units, the Over-Allotment Units, the Purchase Option Units, the Warrants and the Common Stock to be sold to the Underwriters, when issued and sold in accordance with and in the manner described in the plan of distribution set forth in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable.
     2. Each of the Purchase Options and the Warrants constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except (i) as

Grubb & Ellis Realty Advisors, Inc.
, 2005

limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights and remedies generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.
     We express no opinion as to any provision contained in or otherwise made a part of the Registered Securities (i) providing for rights of indemnity or contribution, (ii) purporting to waive (or having the effect of waiving) any rights under the Constitution or laws of the United States of America or any state, (iii) providing for, or having the effect of, releasing any person prospectively from liability for such person’s own wrongful or negligent acts, or breach of such documents and instruments, (iv) specifying the jurisdiction the laws of which shall be applicable thereto or specifying or limiting the jurisdictions before the courts of which cases relating to the Registered Securities may be brought, (v) restricting access to legal or equitable remedies, (vi) providing that the failure to exercise any right, remedy or option under the Registered Securities shall not operate as a waiver thereof, (vii) to the effect that amendments, waivers and modifications to the Registered Securities may only be made in writing, (viii) purporting to establish any evidentiary standard, (ix) granting any power of attorney, (x) purporting to waive or otherwise affect any right to receive notice, or (xi) purporting to restrict competition.
     This opinion is limited to the Delaware General Corporation Law and the federal laws of the United States of America. We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.
     This opinion is limited to the matters expressly set forth herein. This opinion is given and speaks only as of the date hereof and is limited to our knowledge of the facts and the laws, statutes, rules and regulations, and judicial and administrative interpretations thereof, as currently in effect, and assumes no event will take place in the future which will affect the opinions set forth herein. These are all subject to change, possibly with retroactive effect. We assume no obligation to advise any party of changes of any kind that may hereafter be brought to our attention, even if such changes would affect our opinion, or to update or supplement this opinion after the date hereof.

Very truly yours,

/s/ Zukerman Gore & Brandeis, LLP